Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Commtouch Software Ltd. on:

(a)	Form S-8 NO. (333-94995) pertaining to the 1996 CSI Stock Option Plan, the 1999 Section 3(i) Share Option Plan and the 1999 Non-Employee Directors Stock Option Plan of Commtouch Software Ltd.;

(b)	Form F-3 NO. (333-46192) pertaining to the registration by Commtouch Software Ltd. of 4,000,000 of its ordinary shares;

(c)	Form S-8 NO. (333-65532) pertaining to the 1999 Non-Employee Directors Stock Option Plan;

(d)	Form F-3 NO. (333-88248) pertaining to the registration by Commtouch Software Ltd. of 7,095,886 of its ordinary shares;

(e)	Form F-3 NO. (333-109837) pertaining to the registration by Commtouch Software Ltd. of 8,793,564 of its ordinary shares;

(f)	Form F-3 NO. (333-111731) pertaining to the registration by Commtouch Software Ltd. of 11,345,358 of its ordinary shares;

(g)	Form F-3 NO. (333-111734) pertaining to the registration by Commtouch Software Ltd. of 4,162,479 of its ordinary shares;

(h)	Form F-3 NO. (333-117085) pertaining to the registration by Commtouch Software Ltd. of 23,363,879 of its ordinary shares;

(i)	Form F-3 NO. (333-121918) pertaining to the registration by Commtouch Software Ltd. of 6,955,684 of its ordinary shares;

(j)	Form F-3 NO. (333-122407) pertaining to the registration by Commtouch Software Ltd. of 12,760,000 of its ordinary shares;

(k)	Form F-3 NO. (333-131272) pertaining to the registration by Commtouch Software Ltd. of 9,000,000 of its ordinary shares;

of our report dated February 21, 2006, with respect to the consolidated financial statements of Commtouch Software Ltd. included in this Annual Report on Form 20-F for the year ended December 31,2005.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
June 26, 2006	A Member of Ernst & Young Global